As filed with the Securities and Exchange Commission on October 21, 2020.

Registration Statement No. 333-239705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ASTROTECH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3826	91-1273737
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2028 E. Ben White Blvd. #240-9530

Austin, Texas 78741

(512) 485-9530

(Address and telephone number of principal executive offices)

Thomas B. Pickens, III

Chief Executive Officer

2028 E. Ben White Blvd. #240-9530

Austin, Texas 78741

(512) 485-9530

(Name, address and telephone number of agent for service)

Copies to:

John Hempill, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 (212) 653-8700	Faith L. Charles, Esq. Todd E. Mason, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, New York 10017 (212) 344-5680

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239705

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share (3)	$3,000,000	$327.30
Pre-funded Warrants to purchase shares of Common Stock (4)
Common Stock issuable upon exercise of Pre-funded Warrants (3)(6)
Placement Agent’s Warrant to purchase shares of Common Stock (4)
Common Stock issuable upon exercise of Placement Agent Warrants to purchase Common Stock (5)(6)	225,000	24.55
Total	$3,225,000	$351.85	(7)

1.	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
2.	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
3.

The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-funded Warrants offered and sold in the offering (plus the aggregate exercise price of the Common Stock issuable upon exercise of the Pre-funded Warrants), and as such the proposed aggregate maximum offering price of the Common Stock and Pre-funded Warrants (including the Common Stock issuable upon exercise of the Pre-funded Warrants), if any, is $18,000,000.

4.	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
5.

Represents warrants issuable to H.C. Wainwright & Co., LLC (the “Placement Agent’s Warrants”) to purchase a number of shares of Common Stock equal to 6.0% of the number of shares of Common Stock and Pre-funded Warrants being offered at an exercise price equal to 125% of the public offering price of the Common Stock. See “Plan of Distribution”.

6.

Resales of the Pre-funded Warrants and the Placement Agent’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares of the Common Stock issuable upon exercise of the Pre-funded Warrants and the Placement Agent’s Warrants are also being registered on a delayed or continuous basis hereby.

7.

The registrant previously registered securities having a proposed maximum aggregate offering price of $15,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-239705) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 21, 2020 and paid a fee of $2,093.00. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Astrotech Corporation (the “Company”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-239705) (the “Prior Registration Statement”), which was originally filed with the Commission on July 6, 2020, and which the Commission declared effective on October 21, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered by the Registrant in the public offering by $3,225,000. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Armanino LLP

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

24.1

Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-239705) filed with the Commission on July 6, 2020 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on the 21st day of October, 2020.

ASTROTECH CORPORATION

By:	/s/ Thomas B. Pickens, III
Thomas B. Pickens, III
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held and, on the dates, indicated.

Signature	Title	Date

/s/ Thomas B. Pickens, III	Chief Executive Officer and Chairman	October 21, 2020
Thomas B. Pickens, III	(Principal Executive Officer)

*	Chief Financial Officer, Treasurer &	October 21, 2020
Eric N. Stober	Secretary (Principal Financial and Accounting Officer)

*	Director	October 21, 2020
Mark Adams

*.	Director	October 21, 2020
Daniel T. Russler, Jr.

*	Director	October 21, 2020
Ronald W. Cantwell

*	Director	October 21, 2020
Tom Wilkinson

*By:	/s/ Thomas B. Pickens, III
Thomas B. Pickens, III, Attorney-in-fact